UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2021

HANCOCK WHITNEY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi	001-36872	64-0693170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (228) 868-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $3.33 per share	HWC	The NASDAQ Stock Market, LLC
6.25% Subordinated Notes	HWCPZ	The NASDAQ Stock Market, LLC
5.95% Subordinated Notes	HWCPL	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 22, 2021, the Board of Directors (the “Board”) of Hancock Whitney Corporation (the “Company”) approved the redemption of $150 million in the aggregate of its 5.95% Subordinated Notes due 2045 (the “Notes”), subject to regulatory approval. The Company received regulatory approval of the Redemption on April 26, 2021. The Notes were issued pursuant to an Indenture, dated as of March 9, 2015 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the Officers’ Certificate establishing the terms of the Notes (together with the Base Indenture, the “Indenture”). The Company will redeem the Notes in full (the “Redemption”) on June 15, 2021 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount, plus the accrued and unpaid interest thereon, up to but not including the Redemption Date. The Company expects cost savings of approximately $9 million annualized from the redemption and 5 basis points positive impact on the net interest margin (NIM). One-time costs associated with the redemption of approximately $4.2 million are anticipated to be included in second quarter of 2021 financial results.

Also on April 22, 2021, the Board authorized the repurchase of up to 4,338,000 shares of the Company’s common stock (approximately 5% of the shares of common stock outstanding as of March 31, 2021), subject to receipt of regulatory approval of the Redemption. The authorization is currently set to expire on December 31, 2022. The shares may be repurchased in the open market, by block purchase, through accelerated share repurchase plans, in privately negotiated transactions or otherwise, in one or more transactions, from time to time, depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The repurchase authorization may be terminated or amended by the Board at any time prior to the expiration date.

On April 20, 2021 the Company announced preliminary results from its Voluntary Early Retirement Package (“VERP”) in its first quarter 2021 earnings release. Final results of the VERP are as follows: of the 647 employees offered a VERP, 261 employees accepted the offer, or approximately 40% of the total offered. The annualized level of cost savings is expected to be approximately $19.0 million (including estimated incentives and benefits and net of backfill costs.) One-time costs associated with the VERP of approximately $15.3 million are anticipated to be included in second quarter of 2021 financial results.

Important Cautionary Statement about Forward-Looking Statements

This report contains forward-looking statements within the meaning and protections of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.

Any statement that does not describe historical or current facts is a forward-looking statement. Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other periodic reports that we file with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements. We do not intend, and undertake no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK WHITNEY CORPORATION

April 28, 2021	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer